Exhibit 10.4

SUMMARY OF COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

2008 FISCAL YEAR

Electro-Sensors, Inc. (the “Company”) currently does not have written employment agreements with its executive officers, who serve as “at-will” employees pursuant to oral arrangements with the Company. For the 2008 fiscal year, the Company’s executive officers were entitled to the base salaries set forth below.

Executive Officer and Title	2008 Annual Base Salary
Bradley D. Slye Chairman, President, CEO and CFO	$176,000
Peter R. Peterson Secretary	$100,000